News Release

Unisys Announces Full-Year and 4Q19 Results; Achieves All Guided Metrics

•Total 2019 revenue grew 4.4% year over year (7.0% on a constant-currency(1) basis)
◦Total 2019 non-GAAP adjusted revenue(3) grew 6.1% year over year, representing the second-consecutive year of year-over-year growth and the highest annual growth since 1998
•2019 operating profit margin of 8.1% versus 10.1% in prior-year period (reflective of 180 basis points of additional operating profit margin that resulted from the revenue recorded upon adoption of ASC 606 in 1Q18)
◦2019 non-GAAP operating profit(4) margin expanded 10 basis points year over year to 9.0%
•2019 Services operating profit margin expanded 140 basis points year over year to 4.2%
◦2019 non-GAAP adjusted Services operating profit(6) margin expanded 120 basis points year over year to 3.6%
•2019 operating cash flow grew $50.0 million year over year to $123.9 million
◦2019 adjusted free cash flow(12) grew $65.0 million year over year to $127.0 million
•Company achieves guidance ranges for all guided metrics
•The company recently announced the sale of its U.S. Federal business. For details related to this sale, please see press release and other materials on the company’s Investor Relations website

BLUE BELL, Pa., February 25, 2020 – Unisys Corporation (NYSE: UIS) today reported full-year and fourth-quarter 2019 financial results and that it has achieved guidance on all provided metrics. “The company had a very strong year. We grew non-GAAP adjusted revenue at the highest annual rate since 1998 and grew both Services revenue and margins year over year,” said Unisys Chairman and CEO Peter A. Altabef. “Our cash flow metrics also improved year over year.”

Full-Year 2019 Highlights

	Revenue Growth				Profitability
		Services	Technology		Operating
	Revenue	Revenue	Revenue		Profit	Net Income	Adj. EBITDA
	Growth	Growth	Growth		Margin	Margin	Margin	Diluted EPS
GAAP	4.4%	7.0%	(9.7)%	GAAP	8.1%	(0.6)%		$(0.31)
Constant-Currency (GAAP)	7.0%	9.5%	(7.1)%	YoY Change	(200) bps	(330) bps		N/A
Non-GAAP	6.1%	6.7%	2.7%	Non-GAAP	9.0%	4.8%	14.4%	$2.12
				YoY Change	10 bps	30 bps	(90) bps	8.7%

Summary of Full-Year 2019 Business Results
Company:
2019 revenue grew 4.4% year over year to $2.95 billion versus $2.83 billion in 2018 (7.0% growth on a constant-currency basis). Non-GAAP adjusted revenue grew 6.1% to $2.93 billion, representing the second-consecutive year of year-over-year non-GAAP adjusted revenue growth, and the highest annual growth rate since 1998. U.S. Federal sector revenue grew 26.5% year over year, the highest annual rate since 2003.

2019 operating profit was $238.2 million, versus $284.1 million in 2018 (reflective of the additional $53.0 million of operating profit recorded upon adoption of ASC 606 in 1Q18). Non-GAAP operating profit was up 7.1% year over year to $262.7 million. Total company 2019 operating profit margin was 8.1%, versus 10.1% in 2018 (reflective of 180 basis points of additional operating profit margin that resulted from the revenue recorded upon adoption of ASC 606 in 1Q18). Total company non-GAAP operating profit margin was up 10 basis points year over year to 9.0%.

Net loss for 2019 was $17.2 million versus net income of $75.5 million in 2018. As noted above, $53.0 million of this difference is a result of the operating profit recorded upon adoption of ASC 606 in 1Q18. The 2019 net loss also reflects a $20.1 million charge related to the convertible note transaction, along with post-retirement expense that was $12.8 million higher year over year, and a $13.0 million charge related to costs to close out the remediation of a site the company no longer operates. As a result of these items, the loss per share was $0.31, compared to earnings per diluted share of $1.30 in the prior-year period. Non-GAAP diluted earnings per share(10) was up 8.7% year over year to $2.12 per share versus $1.95 per share in 2018.

Adjusted EBITDA(9) was $422.2 million, roughly flat relative to $422.5 million in 2018. Net income margin was (0.6)%, compared to 2.7% in 2018, with the year-over-year decline due to the flow-through of higher operating profit in 2018 resulting from the revenue recorded upon adoption of ASC 606, higher pension expense in 2019 and the other one-time items highlighted above in connection with net income/(loss). Adjusted EBITDA margin was in line with guidance at 14.4%, versus 15.3% in 2018. The decline in adjusted EBITDA margin year over year, relative to the increase in non-GAAP operating profit margin was driven by a change in depreciation and amortization due a longer assumed useful life for ClearPath Forward® software.

2019 cash provided by operations was up $50.0 million year over year to $123.9 million, versus $73.9 million in 2018. Free cash flow(11) was up $79.5 million year over year to $(35.9) million, compared to

$(115.4) million in 2018. Adjusted free cash flow was up $65.0 million year over year to $127.0 million, versus $62.0 million in 2018. At December 31, 2019, the company had $538.8 million in cash and cash equivalents.

Services:
Services revenue grew 7.0% year over year in 2019 (or 9.5% in constant-currency) to $2.55 billion, representing the seventh-consecutive quarter of year-over-year growth for the segment. 2019 Services non-GAAP adjusted revenue grew 6.7% year over year to $2.54 billion, the highest annual growth rate since 2003. 2019 Services gross profit margin was up 60 basis points year over year to 16.6%, and 2019 Services operating profit margin was up 140 basis points year over year to 4.2%. 2019 non-GAAP adjusted Services gross profit(5) margin was up 40 basis points year over year to 16.0%, and 2019 non-GAAP adjusted Services operating profit margin was up 120 basis points year over year to 3.6%. Services backlog(2) was $4.3 billion, relative to $4.8 billion at year-end 2018. The company has previously noted that the level of Services backlog seen at year-end 2018 was not necessary to support its near-term growth expectations.

Technology:
2019 Technology revenue was $396.0 million, relative to $438.7 million in 2018 that included $53.0 million of revenue recognized upon the adoption of ASC 606. 2019 non-GAAP adjusted Technology revenue was up 2.7% year over year to $396.0 million, relative to $385.7 million in 2018 (up 4.8% in constant currency). 2019 Technology gross profit margin was 61.8% compared to 69.4% in the prior-year period, while Technology operating profit margin was 41.9% versus 51.3% in 2018 (reflective in part, in both cases of 180 basis points of additional operating profit margin that resulted from the revenue recorded upon adoption of ASC 606 in 1Q18). 2019 non-GAAP adjusted Technology gross profit margin(7) was 61.8% compared to 65.4% in the prior-year period, while non-GAAP adjusted Technology operating profit margin(8) was 41.9% versus 45.0% in 2018. These year-over-year compares were impacted by more sales of third-party hardware in 2019 than in 2018.

Summary of Fourth Quarter 2019 Business Results
Company:
Fourth-quarter 2019 revenue was $741.5 million, versus $760.9 million in the prior-year period, ((1.4%) on a constant-currency basis). Non-GAAP adjusted revenue was $739.3 million, relative to $754.6 million in the prior-year period. In both cases, the year-over-year decline was due to Technology revenues being more evenly distributed throughout the year in 2019, versus 2018 which saw lower full-year Technology revenue, but a higher concentration of that revenue in the fourth quarter. U.S. Federal sector revenue grew 23.4% year over year.

Operating profit margin in the fourth quarter was 5.0%, versus 9.5% in the prior-year period. Non-GAAP operating profit margin was 8.6% in the fourth quarter, relative to 11.9% in the prior-year period. In both cases, the year-over-year decline was largely due to a more even distribution of Technology revenue throughout 2019 than in 2018, which saw a higher concentration in the fourth quarter.

Net loss for the fourth quarter 2019 was $10.8 million versus net income of $25.0 million in the prior-year period, driven largely by the impact of Technology noted above. As a result, loss per share was $0.17, compared to earnings per diluted share of $0.41 in the prior-year period, and non-GAAP earnings per diluted share was $0.60 per share versus $0.97 per share in the prior-year period.

Adjusted EBITDA was $105.1 million versus $134.5 million in the prior-year period as a result of the timing of Technology revenue as noted above, and net income margin was (1.5)%, compared to 3.3% in the prior-year period. Adjusted EBITDA margin was 14.2%, versus 17.8% in the prior-year period, with the year-over-year decline also resulting from the timing of Technology revenue.

Operating cash flow in the fourth quarter was $125.7 million, versus $151.3 million in the prior-year period. Free cash flow was $95.6 million, compared to $103.1 million in the prior-year period. Adjusted free cash flow was up 12.4% year over year to $139.1 million, versus $123.8 million in the prior-year period.

Services:
Services revenue grew 1.2% year over year in the fourth quarter (or 2.4% in constant-currency) to $633.1 million, representing the seventh-consecutive quarter of year-over-year growth for the segment. Services non-GAAP adjusted revenue grew 1.9% year over year to $630.9 million. Services gross profit margin was up 50 basis points year over year to 15.5%, and Services operating profit margin was up 70 basis points year over year to 2.8%. Non-GAAP adjusted Services gross profit margin was up 110 basis points year over year to 15.2%, and non-GAAP adjusted Services operating profit margin was up 140 basis points year over year to 2.5%.

Technology:
As noted, non-GAAP adjusted Technology revenue was higher and more evenly distributed throughout the year in 2019 than was the case in 2018 which saw lower full-year Technology revenue, but a higher concentration of that revenue in the fourth quarter. As a result, Technology revenue in the fourth quarter 2019 was $108.4 million, versus $135.4 million in the prior-year period, down 19.9% (or 18.5% in constant currency). Technology gross profit margin was 64.0% compared to 75.5% in the prior-year period largely driven by the more even distribution of Technology revenue throughout the year in 2019. Technology operating profit margin was 45.2% versus 58.6% in the prior-year period, driven by the same factors that influenced Technology gross margin. There were no non-GAAP adjustments in the Technology segment in the current or prior-year quarter.

Select Fourth-Quarter Contract Signings:
In the fourth quarter, the company entered into several contracts in each of its sectors including the following:
•U.S. Federal: Unisys was awarded a subcontract with a Federal law enforcement agency to provide end user services and infrastructure services powered by InteliServeTM.
•Public: A U.S. state government signed a contract with the company for an integrated security framework and related disaster recovery services as well as to continue to provide private hybrid cloud services. The two-year contract is worth approximately $144 million, supporting government initiatives to provide mission-critical systems and data to state agencies and citizens.
•Commercial: Unisys signed a contract to expand its relationship with a major Asian airline to provide technology that empowers cargo staff to be more productive using mobile devices to process shipments on the move at any location, such as a warehouse or an aircraft ramp, using digital signatures and bar code scanning via a mobile device to process freight more quickly and securely.
•Financial Services: A large financial sector client signed a new agreement with Unisys to expand their use of Unisys' ClearPath Forward® infrastructure to run its mission critical applications. This new contract will also support the institution's training and development.

U.S. Federal Sale
In conjunction with the sale of Unisys’ U.S. Federal business that was recently announced, the company expects to hold an investor day on April 29th (contingent on transaction closing prior to that date) to provide more insight into the expected implications of that transaction. Additional details on this, including expected timing, will be posted to the Unisys Investor Relations Website.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results, including guidance for 2020 reflecting the impact of the expected sale of its U.S. Federal business. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Services Backlog – Services Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement, debt exchange and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Non-GAAP adjusted revenue – In 2018 and 2019, the company’s non-GAAP results reflect adjustments to exclude certain revenue. In 2018, this includes revenue from software license extensions and renewals, which were contracted for in 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million was January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. Additionally, the company’s non-GAAP results include adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(4) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2018 and 2019, the company included the non-GAAP adjustments discussed in (3) herein.

(5) Non-GAAP adjusted Services gross profit – During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(6) Non-GAAP adjusted Services operating profit – During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(7) Non-GAAP adjusted Technology gross profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (3) herein.

(8) Non-GAAP adjusted Technology operating profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (3) herein.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(10) Non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(11) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(12) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most demanding businesses and governments. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to access financing markets; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; cybersecurity breaches could result in significant costs and could harm our business and reputation; the potential adverse effects of a U.S. Federal government shutdown; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plans; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-K and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###
RELEASE NO.: 1029/9721
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Services	$633.1	$625.5	$2,552.7	$2,386.3
Technology	108.4	135.4	396.0	438.7
	741.5	760.9	2,948.7	2,825.0
Costs and expenses
Cost of revenue:
Services	551.3	550.5	2,134.1	2,010.5
Technology	40.0	32.0	148.2	128.2
	591.3	582.5	2,282.3	2,138.7
Selling, general and administrative	103.6	95.8	396.9	370.3
Research and development	9.2	10.1	31.3	31.9
	704.1	688.4	2,710.5	2,540.9
Operating profit	37.4	72.5	238.2	284.1
Interest expense	15.2	15.8	62.1	64.0
Other income (expense), net	(27.9)	(18.6)	(136.4)	(76.9)
Income (loss) before income taxes	(5.7)	38.1	39.7	143.2
Provision for income taxes	11.2	13.9	53.0	64.3
Consolidated net income (loss)	(16.9)	24.2	(13.3)	78.9
Net income (loss) attributable to noncontrolling interests	(6.1)	(0.8)	3.9	3.4
Net income (loss) attributable to Unisys Corporation	$(10.8)	$25.0	$(17.2)	$75.5
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.17)	$0.49	$(0.31)	$1.48
Diluted	$(0.17)	$0.41	$(0.31)	$1.30
Shares used in the per share computations (in thousands):
Basic	62,397	51,028	55,961	50,946
Diluted	62,397	73,626	55,961	73,355

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended December 31, 2019
Customer revenue	$741.5	$—	$633.1	$108.4
Intersegment	—	(8.4)	—	8.4
Total revenue	$741.5	$(8.4)	$633.1	$116.8
Gross profit percent	20.3%		15.5%	64.0%
Operating profit percent	5.0%		2.8%	45.2%
Three Months Ended December 31, 2018
Customer revenue	$760.9	$—	$625.5	$135.4
Intersegment	—	(6.4)	—	6.4
Total revenue	$760.9	$(6.4)	$625.5	$141.8
Gross profit percent	23.4%		15.0%	75.5%
Operating profit percent	9.5%		2.1%	58.6%

	Total	Eliminations	Services	Technology
Year Ended December 31, 2019
Customer revenue	$2,948.7	$—	$2,552.7	$396.0
Intersegment	—	(15.2)	—	15.2
Total revenue	$2,948.7	$(15.2)	$2,552.7	$411.2
Gross profit percent	22.6%		16.6%	61.8%
Operating profit percent	8.1%		4.2%	41.9%
Year Ended December 31, 2018
Customer revenue	$2,825.0	$—	$2,386.3	$438.7
Intersegment	—	(24.7)	—	24.7
Total revenue	$2,825.0	$(24.7)	$2,386.3	$463.4
Gross profit percent	24.3%		16.0%	69.4%
Operating profit percent	10.1%		2.8%	51.3%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$538.8	$605.0
Accounts receivable, net	495.0	509.2
Contract assets	53.0	29.7
Inventories:
Parts and finished equipment	10.9	14.0
Work in process and materials	9.8	13.3
Prepaid expenses and other current assets	113.8	130.2
Total	1,221.3	1,301.4
Properties	806.0	800.2
Less – Accumulated depreciation and amortization	681.6	678.9
Properties, net	124.4	121.3
Outsourcing assets, net	202.5	216.4
Marketable software, net	186.8	162.1
Operating lease right-of-use assets	127.1	—
Prepaid postretirement assets	136.2	147.6
Deferred income taxes	114.0	109.3
Goodwill	177.2	177.8
Restricted cash	13.0	19.1
Other long-term assets	201.5	202.6
Total	$2,504.0	$2,457.6
Liabilities and deficit
Current liabilities
Current maturities of long-term debt	$13.5	$10.0
Accounts payable	252.0	268.9
Deferred revenue	288.6	294.4
Other accrued liabilities	373.2	350.0
Total	927.3	923.3
Long-term debt	566.1	642.8
Long-term postretirement liabilities	1,960.2	1,956.5
Long-term deferred revenue	147.4	157.2
Long-term operating lease liabilities	83.6	—
Other long-term liabilities	47.7	77.4
Commitments and contingencies
Total deficit	(1,228.3)	(1,299.6)
Total	$2,504.0	$2,457.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Consolidated net income (loss)	$(13.3)	$78.9
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Foreign currency transaction losses	11.0	7.4
Non-cash interest expense	9.2	10.5
Loss on debt exchange	20.1	—
Employee stock compensation	13.2	13.2
Depreciation and amortization of properties	35.3	40.4
Depreciation and amortization of outsourcing assets	63.8	66.8
Amortization of marketable software	48.3	56.9
Other non-cash operating activities	(1.6)	(4.8)
Loss on disposal of capital assets	1.5	0.8
Gain on sale of properties	—	(7.3)
Postretirement contributions	(109.4)	(138.7)
Postretirement expense	96.6	84.1
Decrease in deferred income taxes, net	4.4	8.2
Changes in operating assets and liabilities:
Receivables, net	(8.3)	(50.5)
Inventories	6.1	(5.5)
Accounts payable and other accrued liabilities	(114.4)	(62.2)
Other liabilities	51.5	(0.4)
Other assets	9.9	(23.9)
Net cash provided by operating activities	123.9	73.9
Cash flows from investing activities
Proceeds from investments	3,568.9	3,708.0
Purchases of investments	(3,566.1)	(3,722.0)
Investment in marketable software	(73.0)	(80.7)
Capital additions of properties	(38.0)	(35.6)
Capital additions of outsourcing assets	(48.8)	(73.0)
Net proceeds from sale of properties	(0.3)	19.2
Other	(0.9)	(0.9)
Net cash used for investing activities	(158.2)	(185.0)
Cash flows from financing activities
Cash paid in connection with debt exchange	(56.7)	—
Proceeds from capped call transactions	7.2	—
Proceeds from issuance of long-term debt	30.5	—
Payments of long-term debt	(14.4)	(2.3)
Financing fees	—	(0.2)
Other	(4.6)	(2.3)
Net cash used for financing activities	(38.0)	(4.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(24.1)
Decrease in cash, cash equivalents and restricted cash	(72.3)	(140.0)
Cash, cash equivalents and restricted cash, beginning of period	624.1	764.1
Cash, cash equivalents and restricted cash, end of period	$551.8	$624.1

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2019	2018	2019	2018
GAAP net income (loss) attributable to Unisys Corporation common shareholders		$(10.8)	$25.0	$(17.2)	$75.5

Topic 606 adjustment:	pretax	—	—	—	(53.0)
	tax	—	—	—	5.3
	net of tax	—	—	—	(47.7)

Postretirement expense:	pretax	25.1	25.9	96.6	84.1
	tax	(0.2)	(1.1)	—	(0.3)
	net of tax	24.9	24.8	96.6	83.8

Debt exchange, cost reduction and other expenses:	pretax	25.9	16.5	54.9	10.3
	tax	—	(1.8)	(1.8)	(1.6)
	net of tax	25.9	14.7	53.1	8.7
	minority interest	0.6	2.0	7.2	3.5
	net of minority interest	26.5	16.7	60.3	12.2

Non-GAAP net income attributable to Unisys Corporation common shareholders		40.6	66.5	139.7	123.8

Add interest expense on convertible notes		2.1	5.0	15.3	19.6

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$42.7	$71.5	$155.0	$143.4

Weighted average shares (thousands)		62,397	51,028	55,961	50,946

Plus incremental shares from assumed conversion:
	Employee stock plans	456	730	411	541
	Convertible notes	8,626	21,868	16,577	21,868

Non-GAAP adjusted weighted average shares		71,479	73,626	72,949	73,355

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share		$(10.8)	$30.0	$(17.2)	$95.1

Divided by adjusted weighted average shares		62,397	73,626	55,961	73,355

GAAP diluted earnings (loss) per share		$(0.17)	$0.41	$(0.31)	$1.30

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$42.7	$71.5	$155.0	$143.4

Divided by Non-GAAP adjusted weighted average shares		71,479	73,626	72,949	73,355

Non-GAAP diluted earnings per share		$0.60	$0.97	$2.12	$1.95

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash provided by operations	$125.7	$151.3	$123.9	$73.9
Additions to marketable software	(16.8)	(19.0)	(73.0)	(80.7)
Additions to properties	(8.9)	(10.6)	(38.0)	(35.6)
Additions to outsourcing assets	(4.4)	(18.6)	(48.8)	(73.0)
Free cash flow	95.6	103.1	(35.9)	(115.4)
Postretirement funding	27.1	14.2	109.4	138.7
Cost reduction and other payments, net of reimbursements	16.4	6.5	53.5	38.7
Adjusted free cash flow	$139.1	$123.8	$127.0	$62.0

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss) attributable to Unisys Corporation common shareholders	$(10.8)	$25.0	$(17.2)	$75.5
Net income (loss) attributable to noncontrolling interests	(6.1)	(0.8)	3.9	3.4
Interest expense, net of interest income of $2.1, $2.7, $10.6, $11.7 respectively*	13.1	13.1	51.5	52.3
Provision for income taxes	11.2	13.9	53.0	64.3
Depreciation	25.1	27.3	99.1	107.2
Amortization	13.3	14.1	48.3	56.9
EBITDA	$45.8	$92.6	$238.6	$359.6

Topic 606 adjustment	$—	$—	$—	$(53.0)
Postretirement expense	25.1	25.9	96.6	84.1
Debt exchange, cost reduction and other expenses**	25.9	16.5	53.8	10.3
Non-cash share based expense	3.1	3.2	13.2	13.2
Other (income) expense adjustment***	5.2	(3.7)	20.0	8.3
Adjusted EBITDA	$105.1	$134.5	$422.2	$422.5

*Included in other (income) expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expense

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$741.5	$760.9	$2,948.7	$2,825.0
Non-GAAP revenue	739.3	754.6	2,931.2	2,762.6
Net income as a percentage of revenue	(1.5)%	3.3%	(0.6)%	2.7%
Non-GAAP net income as a percentage of Non-GAAP revenue	5.5%	8.8%	4.8%	4.5%
Adjusted EBITDA as a percentage of Non-GAAP revenue	14.2%	17.8%	14.4%	15.3%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Year Ended
Services Segment	December 31,		December 31,
	2019	2018	2019	2018
GAAP total revenue	$633.1	$625.5	$2,552.7	$2,386.3
Restructuring reimbursement	(2.2)	(6.3)	(17.5)	(9.4)
Non-GAAP revenue	$630.9	$619.2	$2,535.2	$2,376.9

GAAP gross margin	$98.0	$93.9	$423.9	$380.8
Restructuring reimbursement	(2.2)	(6.3)	(17.5)	(9.4)
Non-GAAP gross margin	$95.8	$87.6	$406.4	$371.4

GAAP operating profit	$17.7	$13.3	$108.2	$67.6
Restructuring reimbursement	(2.2)	(6.3)	(17.5)	(9.4)
Non-GAAP operating profit	$15.5	$7.0	$90.7	$58.2

GAAP gross margin %	15.5%	15.0%	16.6%	16.0%
Non-GAAP gross margin %	15.2%	14.1%	16.0%	15.6%
GAAP operating profit %	2.8%	2.1%	4.2%	2.8%
Non-GAAP operating profit %	2.5%	1.1%	3.6%	2.4%

	Three Months Ended		Year Ended
Technology Segment	December 31,		December 31,
	2019	2018	2019	2018
GAAP total revenue	$116.8	$141.8	$411.2	$463.4
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP revenue	$116.8	$141.8	$411.2	$410.4

GAAP gross margin	$74.8	$107.1	$254.2	$321.5
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP gross margin	$74.8	$107.1	$254.2	$268.5

GAAP operating profit	$52.8	$83.1	$172.2	$237.8
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP operating profit	$52.8	$83.1	$172.2	$184.8

GAAP gross margin %	64.0%	75.5%	61.8%	69.4%
Non-GAAP gross margin %	64.0%	75.5%	61.8%	65.4%
GAAP operating profit %	45.2%	58.6%	41.9%	51.3%
Non-GAAP operating profit %	45.2%	58.6%	41.9%	45.0%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Year Ended
Total Unisys	December 31,		December 31,
	2019	2018	2019	2018
GAAP total revenue	$741.5	$760.9	$2,948.7	$2,825.0
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(2.2)	(6.3)	(17.5)	(9.4)
Non-GAAP revenue	$739.3	$754.6	$2,931.2	$2,762.6

GAAP gross margin	$150.2	$178.4	$666.4	$686.3
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(2.2)	(6.3)	(17.5)	(9.4)
Postretirement expense	—	—	—	—
Cost-reduction expense	17.7	22.3	11.0	18.1
Non-GAAP gross margin	$165.7	$194.4	$659.9	$642.0

GAAP operating profit	$37.4	$72.5	$238.2	$284.1
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(2.2)	(6.3)	(17.5)	(9.4)
Postretirement expense	0.8	0.9	3.3	3.8
Cost-reduction and other expenses	27.6	22.8	38.7	19.7
Non-GAAP operating profit	$63.6	$89.9	$262.7	$245.2

GAAP gross margin %	20.3%	23.4%	22.6%	24.3%
Non-GAAP gross margin %	22.4%	25.8%	22.5%	23.2%
GAAP operating profit %	5.0%	9.5%	8.1%	10.1%
Non-GAAP operating profit %	8.6%	11.9%	9.0%	8.9%